***FCB FINANCIAL HOLDINGS, INC.***
***2500 WESTON ROAD, SUITE 300***
***WESTON, FLORIDA 33331***

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to vote your proxy and to view our proxy materials up until 11:59 P.M. Eastern Time on November 28, 2018, the day before the FCB special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by FCB in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 28, 2018, the day before the FCB special meeting. Have your proxy card in hand when you call and then follow the recorded instructions. If you vote by telephone, all of your shares will be voted as one vote per share.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52576-S77541

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**FCB FINANCIAL HOLDINGS, INC.**

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, "FOR" ITEM 1, "FOR" ITEM 2 AND "FOR" ITEM 3.**

| **The Board of Directors recommends you vote FOR the following proposals:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. **Merger Proposal**<br>To adopt the Agreement and Plan of Merger, dated as of July 23, 2018, as it may be amended from time to time, by and among Synovus Financial Corp. ("Synovus"), Azalea Merger Sub Corp., a wholly-owned subsidiary of Synovus, and FCB Financial Holdings, Inc. ("FCB") and the transactions contemplated thereby. | ☐ | ☐ | ☐ |
| 2. **Compensation Proposal**<br>To approve, on a non-binding, advisory basis, the compensation to be paid to FCB's named executive officers that is based on or otherwise relates to the merger. | ☐ | ☐ | ☐ |
| 3. **Adjournment Proposal**<br>To approve the adjournment of the FCB special meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the merger proposal. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If the signer is a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:**
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

E52577-S77541

**FCB FINANCIAL HOLDINGS, INC.**
**SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2018 AT 10:00 A.M.**
**KRAMER LEVIN NAFTALIS & FRANKEL LLP**
**1177 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

By signing on the reverse side, I hereby appoint Kent S. Ellert and Stuart I. Oran as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of FCB Financial Holdings, Inc. I am entitled to vote at the Special Meeting of Stockholders to be held on November 29, 2018 or any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.**

The Board of Directors is not aware of any matters likely to be presented for action at the Special Meeting of Stockholders other than the matters listed herein. However, if any other matters are properly brought before the Special Meeting of Stockholders, or any adjournments or postponements thereof, the persons named in this proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of Notice of the Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus and hereby revoke all proxies previously given by me for the Special Meeting of Stockholders.

To the best of my knowledge and belief, the information provided herein is true and correct. I understand that the Board of Directors of FCB Financial Holdings, Inc. may require me to provide additional information or evidence to document my beneficial ownership of these shares and I agree to provide such evidence if so requested.